Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-254538) of Sociedad Química y Minera de Chile S.A of our report dated April 25, 2023, except for the effects of the revision discussed in Note 2.2.1 (b) to the consolidated financial statements, as to which the date is July 27, 2023, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F/A.

/s/ PricewaterhouseCoopers Consultores Auditores y Compañía Limitada

Santiago, Chile

July 27, 2023